UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

  On July 24, 2023, Liquidia Corporation, a Delaware corporation (the “Company”), issued a press release announcing that the Court of Appeals for the Federal Circuit (the “Court of Appeals”) has affirmed all rulings by the United States District Court for the District of Delaware (the “District Court”) Case No. (1:20-cv-00755-RGA) in the litigation filed by United Therapeutics Corporation under the Drug Price Competition and Patent Term Restoration Act (the “Hatch-Waxman litigation”), which alleged that the Company’s YUTREPIA (treprostinil) inhalation powder infringes U.S. Patent No. 9,593,066 (the “‘066 Patent”) and U.S. Patent No. 10,716,793 (the “‘793 Patent”). As previously disclosed, the District Court had ruled in August 2022 that five of the six asserted claims of the '066 patent are invalid, that the only valid asserted claim of the ‘066 patent is not infringed by the Company, and that the Company would induce infringement of the five asserted claims in the ‘793 patent based on the arguments presented at the District Court.

The ruling by the Court of Appeals does not affect the decision by the Patent Trial and Appeal Board (“PTAB”) in July 2022, which the PTAB re-affirmed in February 2023, that all claims in the ‘793 patent are unpatentable as supported by the inter partes review filed by the Company. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Liquidia Corporation, dated July 24, 2023.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 24, 2023	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer